UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2009

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 10, 2009, the registrant received notice from Nasdaq that it no longer complies with Nasdaq Marketplace Rule 4350(d)(2), which requires IAC to have an audit committee composed of at least three “independent directors” (as defined in Nasdaq Marketplace Rule 4200(a)(15)).  Following the resignation of Steven Rattner from IAC’s Board of Directors on February 23, 2009, IAC was left with only two independent directors serving on its audit committee.  The registrant will fill the vacancy on the audit committee as expeditiously as possible.

In the meantime, the registrant will rely on the cure period set forth in Nasdaq Marketplace Rule 4350(d)(4).  This cure period will run through the earlier of IAC’s next annual meeting of shareholders or February 23, 2010 or, if IAC’s next annual meeting of shareholders is held before August 24, 2009, through August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Joanne Hawkins
	Name:	Joanne Hawkins
	Title:	Senior Vice President and
Deputy General Counsel

Date: March 13, 2009